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                                                                  Execution Copy
================================================================================







                           PURCHASE AND SALE AGREEMENT


                                 BY AND BETWEEN



                                BENZ ENERGY INC.

                                    AS SELLER



                                       AND


                      ENCAP EQUITY 1996 LIMITED PARTNERSHIP
                                       AND
                      ENERGY CAPITAL INVESTMENT COMPANY PLC

                                    AS BUYER




                              DATED AUGUST 19, 1999







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                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT dated August 19, 1999, is made by and between Benz Energy Inc., a Delaware corporation ("SELLER"), EnCap Equity 1996 Limited Partnership, a Texas limited partnership ("ENCAP LP"), and Energy Capital Investment Company PLC, an English investment company ("ECIC") (EnCap LP and ECIC being sometimes collectively called "BUYER").

                                   WITNESSETH:

         WHEREAS, Seller desires to sell the Preferred Shares to Buyer, and Buyer desires to purchase the Preferred Shares from Seller,

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, Seller and Buyer do hereby agree as follows:

              ARTICLE I -- DEFINITIONS, REFERENCES AND CONSTRUCTION

         SECTION 1.1. CERTAIN DEFINED TERMS. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this
SECTION 1.1 or in the section, subsections or other subdivisions referred to below:

         "AFFILIATE" shall mean, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power: (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGREEMENT" shall mean this agreement, as hereafter changed, amended or modified in accordance with the terms hereof.

         "BUSINESS DAY" shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Houston, Texas.

         "BUYER" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

         "CLOSING" and "CLOSING DATE" shall have the meanings assigned to such terms in SECTION 6.1.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "CONSOLIDATED" shall refer to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, and the like refer to the

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consolidated financial statements, financial position, financial condition, liabilities, and the like of such Person and its properly consolidated subsidiaries.

         "DEBT RESTRUCTURE AGREEMENT" means that certain Debt Restructure Agreement to be dated on or about August 20, 1999 between Seller, Texstar, as such term is defined hereinafter, Stewart Peck, in his capacity as Collateral Agent, Stewart Peck, in his capacity as Deposit Agent, Participating Creditors and solely for the purposes indicated in Section 25.09, Aquila Energy Capital Corporation.

         "DISCLOSURE DOCUMENTS" shall refer to the Initial Financial Statements, the loan documents under the Senior Credit Facility, the Debt Restructure Agreement and Seller's Form S-B2 Initial Registration Statement filed with the Securities and Exchange Commission on August __, 1999..

         "ECIC" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

         "ENCAP LP" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

         "ENVIRONMENTAL LAWS" shall mean any and all laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA AFFILIATE" shall mean Seller and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Seller, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "ERISA PLAN" shall mean any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

         "FISCAL QUARTER" shall mean a three-month period ending on March 31, June 30, September 30, or December 31 of any year.

         "FISCAL YEAR" shall mean a twelve-month period ending on December 31 of any year.

         "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally

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recognized successor) and which, in the case of Seller and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements, as such term is defined herein. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Seller and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to Buyer and Buyer agrees to such change insofar as it affects the accounting of Seller and its Consolidated subsidiaries.

         "HAZARDOUS MATERIALS" shall mean any substance regulated under Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "INDEBTEDNESS" of any Person shall mean Liabilities, as such term is defined hereinafter, in any of the following categories: (a) Liabilities for borrowed money; (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services; (c) Liabilities evidenced by a bond, debenture, note or similar instrument; (d) Liabilities which would under GAAP be shown on such Person's balance sheet as a liability, and is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations); (e) Liabilities arising under futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts, or similar agreements; (f) Liabilities constituting principal under leases capitalized in accordance with GAAP; (g) Liabilities arising under conditional sales or other title retention agreements; (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection; (i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property;
(j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor; (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment); or (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor; provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business.

         "INITIAL FINANCIAL STATEMENTS" shall mean (a) the audited annual Consolidated financial statements of Benz Energy Inc. (formerly known as Benz Energy Ltd.), dated as of December 31,

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1998, and (ii) the unaudited quarterly Consolidated financial statements of
Benz Energy Inc. dated as of March 31, 1999, and June 30, 1999.

         "LIABILITIES" shall mean, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "MATERIAL ADVERSE CHANGE" shall mean a material and adverse change, from the state of affairs presented in the Initial Financial Statements, to:
(a) Seller's or any of its Subsidiaries' financial condition taken on a Consolidated basis; (b) the operations or properties of Seller or any of its Subsidiaries taken on a Consolidated basis; or (c) Seller's ability to timely perform its obligations with respect to the Preferred Shares.

         "PERMITTED LIENS" means: (i) the liens, claims and encumbrances described in the Debt Restructure Agreement and subordinated to the liens and encumbrances of the Senior Credit Facility security documents thereunder;
(ii) liens of lessors, vendors, mechanics, materialmen, laborers, operators, non-operators, joint interest owners, taxing and other governmental authorities, and other similar liens arising by law, or otherwise arising in the ordinary course of business; (iii) obligations under leases; (iv) easements, rights-of-way, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs and the like, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way on, over or in respect of any interest; (v) non-consent provisions in operating agreements, exploration agreements, and similar agreements affecting the properties (but only to the extent such provisions affect the Texstar's net revenue interest after the date hereof); (vi) specific exceptions and encumbrances affecting each of the properties as described in the exhibits to any Senior Credit Facility loan document INSOFAR ONLY as said exceptions and encumbrances are valid and subsisting and are enforceable against the particular lease which is made subject to said exceptions and encumbrances; (vii) minor irregularities in title which do not
(a) materially interfere with the occupation, use and enjoyment by Texstar of the subject property or (b) materially impair the value thereof; and (viii) any lien explicitly approved in writing by the senior lender under the Senior Credit Facility on or after the date hereof.

         "PERSON" shall mean an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, or any other legally recognizable juridical person or entity.

         "PREFERRED SHARES" shall mean Seller's Class A, Series I Preferred Stock, par value $1.10 per share, having the terms, rights and preferences set forth in the Certificate of Amendment of Certificate of Designation, Preferences, Rights and Limitations of Class A Preferred Stock of the Company to be filed on or about August 20, 1999.

         "RETURNS" shall mean all returns, reports, estimates, declarations, and statements of any nature regarding Taxes required to be filed by the taxpayer relating to its income, properties or operations.

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         "SECURITIES ACT" shall mean the U.S. Securities Act of 1933, as amended, and all rules and regulations under such Act.

         "SELLER" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

         "SENIOR CREDIT FACILITY" shall mean (a) the credit facilities under that certain Credit Agreement of even date herewith, between Texstar and Aquila Energy Capital Corporation in the maximum principal amount of $40,000,000; or (b) any credit facility or facilities of Seller or any Subsidiary in substitution thereof with respect to senior bank indebtedness.

         "SUBSIDIARY" shall mean, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

         "TAXES" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income, alternative minimum, franchise, property, sales, use, lease, excise, premium, payroll, wage, employment or withholding taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties and additions to tax).

         "TERMINATION EVENT" shall mean: (a) the occurrence with respect to any ERISA Plan of: (i) a reportable event described in Sections 4043(b)(5) or
(6) of ERISA; or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA; (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA; (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA; or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "TEXSTAR" means TEXSTAR Petroleum, Inc., a wholly-owned subsidiary of Seller.

         SECTION 1.2.  REFERENCES AND CONSTRUCTION.

         (a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

         (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

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         (c)      The words "this Agreement", "this instrument", "herein",
"hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

         (d) Words in the singular form shall be construed to include the plural and VICE VERSA, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

         (e) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

         (f) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

         (g) The word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

         (h) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

         (i) Unless otherwise indicated, all references herein to "$" or "dollars" shall refer to U.S. Dollars.

         (j) EXHIBITS 5.1(d) AND 6.3 are attached hereto. Such Exhibits are incorporated herein by reference for all purposes and references to this Agreement shall also include such Exhibits unless the context in which used shall otherwise require.

               ARTICLE II -- SALE AND PURCHASE OF PREFERRED SHARES

         Subject to the terms and provisions hereof, Seller agrees to sell and Buyer agrees to purchase Preferred Shares in a principal amount equal to $4,400,000 for the purchase price of $4,000,000, to be funded at Closing.

             ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

         SECTION 3.1. ORGANIZATION AND EXISTENCE. Seller is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its formation and is qualified to do business in the State of Texas. Seller is duly qualified to do business, and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified, when taken together with all such failures, would not reasonably be expected to result in a Material Adverse Change.

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         SECTION 3.2. POWER AND AUTHORITY. Seller has full corporate power and corporate authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Seller.

         SECTION 3.3. VALID AND BINDING AGREEMENT. This Agreement has been duly executed and delivered by Seller and constitutes, and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         SECTION 3.4. NON-CONTRAVENTION. The execution, delivery, and performance by Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (a) conflict with or result in a violation of any provision of the charter or bylaws or other governing instruments of Seller; (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Seller is a party or by which Seller or any of its properties may be bound; (c) result in the creation or imposition of any lien or other encumbrance upon the properties of Seller; or (d) violate any applicable law, rule or regulation binding upon Seller.

         SECTION 3.5. APPROVALS. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Seller in connection with the execution, delivery, or performance by Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby, other than compliance with any applicable requirements of the Securities Act and any applicable state securities laws.

         SECTION 3.6. PENDING LITIGATION. There are no pending suits, actions, or other proceedings in which Seller is a party which prevent the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as disclosed in

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the Disclosure Documents: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Seller, threatened, against Seller or any Subsidiary thereof; and (ii) there are no outstanding judgments, injunctions, writs, rulings orders by any tribunal against Seller's or any Subsidiary's stockholders, partners, directors or officers which could cause a Material Adverse Change.

         SECTION 3.7. CAPITAL STOCK. The total authorized capital stock of Seller consists of: (i) 300,000,000 shares of common shares, par value $0.01 per share, of which (as of August 6, 1999) 39,870,617 are outstanding; and
(ii) 100,000,000 shares of preferred stock, par value $1.10 per share, of which 9,488,140 Class A, Series I Preferred Stock (non-convertible 10% dividend) are outstanding, and 238,201 shares of Class A, Series II Convertible Preferred Stock are outstanding. All such outstanding shares of capital stock have been validly issued and are fully paid and non-assessable, and no shares of capital stock of Seller are subject to, nor have been issued in violation of, preemptive or similar rights. Except as set forth in the Disclosure Documents, there are no outstanding warrants, options, or other rights to subscribe for or purchase any shares of capital stock of Seller. Except as set forth in the Disclosure Documents, there are no outstanding obligations of Seller or any Subsidiary to repurchase, redeem or otherwise acquired any of the foregoing shares, securities, options, equity equivalents, interests or rights. Except as set forth in the Disclosure Documents, the Escrow Agreement dated September 15, 1997 among Texstar Holdings, L.L.C, Trustee, the Slattery Trust, the Ruston Trust, the Houston Trust, the Starbucks Trust, Boone Petroleum Inc. and C'est La Vie Enterprises, as security holders, Montreal Trust Company of Canada, as trustee, and Seller and the Stockholder Voting Agreement and Irrevocable Proxy of even date herewith among certain stockholders of Seller, Seller is not a party to, and is not aware of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock.

         SECTION 3.8. ISSUANCE OF PREFERRED SHARES. The issuance of the Preferred Shares has been duly authorized by Seller's board of directors, and the Preferred Shares have been validly issued, fully paid and non-assessable. The issuance of the Preferred Shares by Seller is not subject to any preemptive or similar rights.

         SECTION 3.9. INITIAL FINANCIAL STATEMENTS.

         (a) Seller has heretofore delivered to Buyer true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Seller's Consolidated financial position at the respective dates thereof and the Consolidated results of Seller's operations and Seller's Consolidated cash flows for the respective periods thereof. All Initial Financial Statements were prepared in accordance with GAAP. Neither Seller nor any Subsidiary thereof has any outstanding liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Seller or such Subsidiary or material with respect to Seller's Consolidated financial condition and not shown in the Initial Financial Statements or otherwise disclosed in the Disclosure Documents.

         (b) Except as disclosed in the Disclosure Documents, since June 30, 1999, (i) no Material Adverse Change has occurred, nor any event or condition that might reasonably be expected to result in any Material Adverse Change; (ii) neither Seller nor any Subsidiary has

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declared, set aside or paid any dividend or distribution (whether in cash, stock or property) with respect to the capital stock of Seller or any Subsidiary (other than dividends or distributions between Seller and its wholly-owned Subsidiaries); (iii) exclusive of actions taken with respect to Seller's Class A Series I Preferred Stock and Seller's Class A Series II Convertible Preferred Stock, Seller has not effected any stock split, combination or reclassification of any of its capital stock or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for, shares of Seller's capital stock; (iv) Seller has not granted or amended the terms of any option to purchase shares of preferred stock of Seller; or (v) Seller has not entered into any agreement (oral or written), arrangement or understanding to do any of the foregoing.

         SECTION 3.10. FULL DISCLOSURE. To the best knowledge of Seller (after due inquiry), no certificate, statement or other information delivered herewith or heretofore by Seller to Buyer in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Seller (other than industry-wide risks normally associated with the types of businesses conducted by Seller and its Subsidiaries) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to Seller that has not been disclosed to Buyer in writing which could cause a Material Adverse Change.

         SECTION 3.11. LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the assets or properties of Seller or any Subsidiary thereof has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

         SECTION 3.12. ERISA PLANS AND LIABILITIES. All currently existing ERISA Plans are listed in the Disclosure Documents. Except as disclosed in the Disclosure Documents, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Documents: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate; and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         SECTION 3.13. ENVIRONMENTAL AND OTHER LAWS. Except as set forth in the Disclosure Documents: (a) to the best of Seller's knowledge (after due inquiry), Seller and its Subsidiaries are conducting their businesses in material compliance with all applicable laws, including Environmental Laws, and have and are in material compliance with all licenses and permits required under any such laws; (b) none of the operations or properties of Seller or any of its Subsidiaries is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) neither Seller nor any Subsidiary thereof has filed any

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notice under any Law indicating that it is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of Seller or any Subsidiary thereof; (d) to the best of Seller's knowledge, neither Seller nor any Subsidiary thereof has transported or arranged for the transportation of any Hazardous Material to any location which is: (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list; or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against Seller or any Subsidiary thereof for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) neither Seller nor any Subsidiary thereof otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

         SECTION 3.14. NAMES AND PLACES OF BUSINESS. Neither Seller nor any Subsidiary thereof has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Documents. Except as otherwise indicated in the Disclosure Documents, the chief executive office and principal place of business of Seller and each Subsidiary thereof are (and for the preceding five years have been) located at the address of Seller set out in ARTICLE IX. Except as indicated in the Disclosure Documents, neither Seller nor any Subsidiary thereof has any other office or place of business.

         SECTION 3.15.  SELLER'S SUBSIDIARIES.

         (a) Seller does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Documents.

         (b) Seller owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Documents. There are no existing options, warrants, calls, convertible securities or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Subsidiaries.

         (c) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction or organization and has the corporate or similar power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Subsidiary is duly qualified to do business, and is in good standing, in each jurisdiction (except as to Texstar in Mississippi, which shall be within ten days after the consummation of the Senior Credit Facility) where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified, when taken together with all such failures, would not reasonably be expected to result in a Material Adverse Change.

         SECTION 3.16.  TITLE TO PROPERTIES; LICENSES.

         (a) To the best of Seller's knowledge (after due inquiry), Seller and each of it Subsidiaries has good and marketable title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed.

         (b) Seller and each of its Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and neither Seller nor any Subsidiary thereof is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

         SECTION 3.17. GOVERNMENT REGULATION. Neither Seller nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the issuance of capital stock, including laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         SECTION 3.18. OFFICERS, DIRECTORS AND SHAREHOLDERS. The officers and directors of Seller are those persons disclosed in the definitive registration statement prepared by Seller and filed with the appropriate U.S. securities authorities, copies of which registration statement have been previously furnished in connection with the negotiation hereof.

         SECTION 3.19. TAX MATTERS. Each of the following is true with respect to each of Seller and its Subsidiaries to the extent applicable to such member:

         (a) all Returns have been or will be timely filed by Seller and its Subsidiaries when due in accordance with all applicable laws; all Taxes shown on the Returns have been or will be timely paid when due (except as to Texstar in Mississippi, which shall be paid within ten days after the consummation of the Senior Credit Facility); the Returns have been properly completed in compliance with all applicable laws and regulations and completely and accurately reflect the facts regarding the income, expenses, properties, business and operations required to be shown thereon; the Returns are not subject to penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign tax law);

         (b) Seller and its Subsidiaries has paid all Taxes required to be paid by it (whether or not shown on a Return) or for which it could be liable (except as to Texstar in Mississippi, which shall be paid within ten days after the consummation of the Senior Credit Facility) (provided that it shall not be considered a breach of this representation if it is ultimately determined that additional tax payments are due but such assessment is based on an adjustment to a return or position, if such member has a reasonable basis for the position taken with respect to such Taxes), whether to taxing authorities or to other persons under tax allocation agreements or otherwise, and the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to its income, properties, transactions or operations as reflected on its books (including, without limitation, the balance sheet included in the Initial Financial Statements for the quarter ended June 30, 1999) are adequate to cover such Taxes;

         (c) there are no agreements or consents currently in effect for the extension or waiver of the time: (i) to file any Return; or (ii) for assessment or collection of any taxes relating to the income, properties or operations of Seller or its Subsidiaries, nor has Seller and its Subsidiaries been requested to enter into any such agreement or consent;

         (d) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Seller or its Subsidiaries; and

         (e) each of Seller and its Subsidiaries has complied in all material respects with all applicable tax laws.

              ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF BUYER

         Each of EnCap LP and ECIC hereby severally represents and warrants as to itself to Seller as follows:

         SECTION 4.1. ORGANIZATION AND EXISTENCE. Such entity is duly formed and validly existing under the laws of the jurisdiction of its formation.

         SECTION 4.2. POWER AND AUTHORITY. Such has full partnership or corporate (as applicable) power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by such entity of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary partnership or corporate (as applicable) action of such entity.

         SECTION 4.3. INVESTMENT INTENT. Such entity is acquiring the Preferred Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act covering the Preferred Shares, (ii) pursuant to an applicable exemption under the Securities Act, or (iii) in compliance with applicable federal securities laws.

         SECTION 4.4. RESTRICTED SECURITIES. Such entity understands that the Preferred Shares are issued pursuant to exemptions from the registration requirements of the Securities Act and applicable state securities laws of the United States, that the Preferred Shares are characterized as "restricted securities" under U.S. federal securities laws, and that under such laws and applicable regulations the Preferred Shares cannot be sold or otherwise disposed of in the United States without registration under the Securities Act or an exemption therefrom.

         SECTION 4.5 LEGEND. It is agreed and understood by such entity that the certificates representing the Preferred Shares shall conspicuously set forth on the face or back thereof, in addition to any legends required by applicable law or other agreement, a legend in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS OF THE UNITED STATES. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES UNLESS THEY ARE FIRST REGISTERED PURSUANT TO THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED IN THE UNITED STATES.

ARTICLE V -- CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES; TERMINATION RIGHTS

         SECTION 5.1. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement are subject to each of the following conditions being met:

         (a) Each and every representation of Seller under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all respects except as to changes specifically contemplated by this Agreement or consented to by Buyer.

         (b) Seller shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Buyer) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

         (c) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

         (d) Buyer shall have received (or shall have received confirmation of the matters contained therein, to be followed within five days after Closing by receipt of) an opinion Lanier Yeates, A Professional Corporation, counsel for Seller, dated the Closing Date and substantially in the form of EXHIBIT 5.1(d).

         (e) Seller shall have contemporaneously consummated the transactions under the Senior Credit Facility and shall have delivered a Standstill Agreement in favor of

Buyer substantially in the form of that certain Standstill Agreement dated December 28, 1998 among Seller and certain of its affiliates.

         (f) Buyer shall have reviewed and reasonably approved the use of proceeds of the sale of the Preferred Shares and shall have paid to EnCap Investments, L.L.C. a $100,000 placement fee in cash.

         (g) Seller shall have paid all outstanding invoices of Thompson & Knight, L.L.P., as counsel to Buyer and its affiliates, rendered in connection with various prior and ongoing transactions between Buyer and its affiliates and Seller and its affiliates, an invoice from McDavid, Noblin & West PLLC in the amount of approximately $11,000, and an invoice from Well Springs in the amount of approximately $13,000.

If any such condition on the obligations of Buyer under this Agreement is not met as of the Closing Date, or in the event the Closing does not occur on or before the Closing Date, and (in either case) Buyer is not in breach of its obligations hereunder in the absence of Seller also being in breach of its obligations hereunder, this Agreement may, at the option of Buyer, be terminated, in which case the parties shall have no further obligations to one another hereunder.

         SECTION 5.2. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement are subject to each of the following conditions being met:

         (a) Each and every representation of Buyer under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all respects except as to changes specifically contemplated by this Agreement or consented to by Seller.

         (b) Buyer shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Seller) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

         (c) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

If any such condition on the obligations of Seller under this Agreement is not met as of the Closing Date, or in the event the Closing does not occur on or before the Closing Date, and (in either case) Seller is not in breach of its obligations hereunder in the absence of Buyer also being in breach of its obligations hereunder, this Agreement may, at the option of Seller, be terminated, in which case the parties shall have no further obligations to one another hereunder.

                      ARTICLE VI -- CLOSING OF TRANSACTION

         SECTION 6.1. THE CLOSING. The closing (herein called the "CLOSING") of the transaction contemplated hereby shall take place in the offices of Akin Gump Strauss Hauer & Feld, L.L.P. at 711 Louisiana Street, Suite 1900 South, Houston, Texas, at 10:00 a.m. Central Standard Time, on the date hereof (such date and time being herein called the "CLOSING DATE").

         SECTION 6.2. SELLER'S CLOSING OBLIGATIONS. At the Closing, Seller shall issue a treasury order to its transfer agent requesting issuance of certificates evidencing the Preferred Shares as follows:

         EnCap LP                           3,300,000

         ECIC                               1,100,000

         SECTION 6.3. BUYER'S CLOSING OBLIGATIONS. At the Closing, EnCap LP and ECIC shall deliver to the Seller $3,000,000 and $1,000,000, respectively, in immediately available funds; Seller hereby instructs such funds to be wired pursuant to the wire instructions set forth on Exhibit 6.3 attached hereto.

       ARTICLE VII -- CERTAIN POST-CLOSING AFFIRMATIVE COVENANTS OF SELLER

         To induce Buyer to enter into this Agreement and purchase the Preferred Shares, Seller covenants and agrees that until Buyer owns less than 25% of the Preferred Shares:

         SECTION 7.1. BOOKS, FINANCIAL STATEMENTS AND REPORTS. Seller will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to Buyer at Seller's expense:

                  (a) As soon as available, and in any event within one hundred forty (140) days after the end of each Fiscal Year, complete Consolidated (and, upon the request of Buyer, consolidating) financial statements of Seller together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Mordinger, Fruchter, Rosen & Corso, or other independent certified public accountants selected by Seller and reasonably acceptable to Buyer, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and ofchanges in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

                  (b) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, Seller's Consolidated (and, upon the request of Buyer, consolidating) balance sheet as of the end of such Fiscal Quarter and

         Consolidated statements of Seller's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments.

                  (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Seller or any of its Subsidiaries to its stockholders and all registration statements, periodic reports and other statements and schedules filed by Seller or any Subsidiary thereof with any securities exchange, any Canadian securities authority, or any similar governmental authority.

                  (d) By March 31 of each year, a reserve report, effective as of December 31 of the prior year.

                  (e)      As soon as available, and in any event within ninety
         (90) days after the end of each Fiscal Year, a business and financial plan for Seller (in form reasonably satisfactory to Buyer), prepared by a senior financial officer thereof, setting forth for the first year thereof, quarterly financial projections and budgets for Seller, and thereafter yearly financial projections and budgets for the following three years.

         SECTION 7.2. OTHER INFORMATION AND INSPECTIONS. Seller will furnish to Buyer any information reasonably available to Seller and which can be obtained by it without undue effort or expense which Buyer may from time to time request in writing concerning any covenant, provision or condition contained in this ARTICLE VII or ARTICLE VIII or any matter in connection with Seller's businesses and operations. Seller will permit representatives appointed by Buyer (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons), with reasonable notice, to visit and inspect during normal business hours any of Seller's or any Subsidiary's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain (provided, that the number of such visits and inspections shall not exceed one per calendar year), and Seller shall permit Buyer or its representatives to investigate and verify the accuracy of the information furnished to Buyer in connection with this Agreement and to discuss all such matters with its officers.

         SECTION 7.3. NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. Seller will promptly notify Buyer in writing, stating that such notice is being given pursuant to this Agreement, of:

                  (a) the occurrence of any Material Adverse Change after the Closing Date;

                  (b) the occurrence of any material breach by Seller of any of its covenants and agreements contained in ARTICLES VII and VIII;

                  (c) the acceleration of the maturity of any indebtedness owed by Seller or any Subsidiary thereof or of any default by Seller or any Subsidiary under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change;

                  (d)      the occurrence of any Termination Event;

                  (e) any claim of $100,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against Seller or any Subsidiary or with respect to any of their properties; and

                  (f) the filing of any suit or proceeding against Seller or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing, Seller will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Seller will also notify Buyer in writing at least twenty Business Days prior to the date that Seller changes its name or the location of its chief executive office or principal place of business.

         SECTION 7.4. MAINTENANCE OF PROPERTIES. Seller and each Subsidiary thereof will maintain, preserve, protect, and keep, and shall cause to be maintained, preserved, protected and kept, all property used or useful in the conduct of its business in condition reasonably adequate for normal operations and in compliance with all applicable laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

         SECTION 7.5. MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Seller and each Subsidiary thereof will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not cause a Material Adverse Change.

         SECTION 7.6. PAYMENT OF TAXES. Seller and each of its Subsidiaries will (a) timely file all required Returns and (b) timely pay all Taxes. Seller and any Subsidiary may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         SECTION 7.7. INSURANCE. Seller and each Subsidiary thereof will keep or cause to be kept insured by financially sound and reputable insurers its property in such amounts and against such risks as are reasonably customary for Persons engaged in the same or similar business of owning or operating similar properties.

         SECTION 7.8. COMPLIANCE WITH AGREEMENTS AND LAW. Seller and each Subsidiary thereof will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Seller and each Subsidiary thereof will conduct its business and affairs in compliance with all laws applicable thereto.

        ARTICLE VIII -- CERTAIN POST-CLOSING NEGATIVE COVENANTS OF SELLER

         To induce Seller to enter into this Agreement and purchase the Preferred Shares, Seller covenants and agrees that until Buyer holds less than 25% of the Preferred Shares:

         SECTION 8.1. INDEBTEDNESS. Neither Seller nor any Subsidiary thereof will in any manner owe or be liable for Indebtedness except for any of the following:

         (a) Indebtedness under the Senior Credit Facility or the Debt Restructure Agreement;

         (b) Indebtedness outstanding as of the date hereof and disclosed in the Disclosure Documents;

         (c)      Indebtedness approved by the board of directors of Seller;

         (d) purchase money Indebtedness and Indebtedness under leases of Seller or any Subsidiary thereof as lessee which are capitalized in accordance with GAAP, provided such purchase money Indebtedness and Indebtedness under capital leases required to be paid in any Fiscal Year do not in the aggregate exceed $100,000;

         (e) Indebtedness which is non-recourse to Seller and such Subsidiary and which is subordinated to the Indebtedness under the junior note under the Senior Credit Facility on terms and conditions satisfactory to Buyer in its sole and absolute discretion;

         (f) Indebtedness arising from endorsing negotiable instruments for collection in the ordinary course of business;

         (g) Indebtedness constituting deposits to secured the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds and performance bonds and other obligations of a like nature that are incurred in the ordinary course of business; and

         (h) Indebtedness constituting indemnities under agreements entered into by Seller or any Subsidiary thereof arising in the ordinary course of business.

         SECTION 8.2. LIMITATION ON LIENS. Neither Seller nor any Subsidiary thereof will create, assume or permit to exist any lien upon any of the properties or assets which it now owns or hereafter acquires, except:

         (a)      liens which secure the Indebtedness permitted under SECTION
8.1; and

         (b) statutory liens for taxes, statutory mechanics' and materialmen's liens incurred in the ordinary course of business, and other similar liens incurred in the ordinary course of business, provided such liens do not secure Indebtedness and secure only Liabilities which are not delinquent or which are being contested as provided in SECTION 7.6.

         SECTION 8.3. LIMITATIONS ON INVESTMENTS AND NEW BUSINESSES. Neither Seller nor any Subsidiary will engage directly or indirectly in any business other than the oil and gas exploration and development business.

         SECTION 8.4. TRANSACTIONS WITH AFFILIATES. Neither Seller nor any Subsidiary thereof will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates.

         SECTION 8.5. LIMITATION ON DIVIDENDS AND REDEMPTIONS. Neither Seller nor any of its Subsidiaries will declare or pay dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will Seller or any Subsidiary directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in Seller or any Subsidiary, or cause or permit any reduction or retirement of the capital stock of Seller or any Subsidiary, except as otherwise expressly provided in this Section. Such dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions may be made by Seller: (a) without limitation to Seller; (ii) to Subsidiaries of Seller, to the extent permitted under this SECTION 8.3; and
(iii) as required under the terms of Seller's Class A Series I Convertible Preferred Stock, including the Preferred Shares, and Seller's Class A Series II Convertible Preferred Stock. Seller or any Subsidiary thereof may declare and pay to any Person dividends payable only in its common stock, so long as Seller's interest in any of its Subsidiaries is not thereby reduced.

         SECTION 8.6. CERTAIN CONTRACTS; AMENDMENTS; MULTIEMPLOYER ERISA PLANS. Neither Seller nor any Subsidiary thereof will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Seller to:
(a) pay dividends or make other distributions to Seller; (b) to redeem equity interests held in it by Seller; (c) to repay loans and other indebtedness owing by it to Seller; or (d) to transfer any of its assets to Seller. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

         SECTION 8.7. COVERAGE RATIO. The Coverage Ratio will never be less than 1.4 to 1. As used in this Section, the term "COVERAGE RATIO" shall mean Tangible Assets of Seller divided by Long Term Debt of Seller. As used in this Section: (a) the term "TANGIBLE ASSETS" shall mean the sum of: (i) the present value (utilizing a 10% discount rate) of the estimated proved reserves; (ii) cash; (iii) securities; and (iv) net book value of unproved properties and equipment as if Seller were following the full cost method of property accounting beginning January 1, 1999, and (b) the term "LONG TERM DEBT" shall mean long-term debt as the same is defined in Seller's audited financial statements. For purposes hereof, the Coverage Ratio will be calculated no later than April 15 of each year as of December 31 of the previous year using Seller's audited fiscal year-end audited financial statements and year end estimates of proved reserves by Seller's independent engineers.

                              ARTICLE IX -- NOTICES

         All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service (which provides a receipt), by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

         IF TO SELLER:                    Benz Energy Inc.
                                          1000 Louisiana, Suite 3950
                                          Houston, Texas 77002
                                          Attention: Robert S. Herlin
                                          Fax No.: 713-739-8402

         IF TO BUYER:                     EnCap Equity 1996 Limited Partnership
                                          c/o EnCap Investments L.L.C.
                                          1100 Louisiana, Suite 3150
                                          Houston, Texas 77002
                                          Attention: Robert L. Zorich
                                          Fax No.: 713-659-6130

and shall be considered delivered on the date of receipt. Either Seller, on the one hand, or Buyer, on the other hand, may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other, in the manner provided in this Article, at least ten (10) Business Days prior to the effective date of such change of address.

                       ARTICLE X -- MISCELLANEOUS MATTERS

         SECTION 10.1. SURVIVAL OF PROVISIONS. All representations and warranties made herein by Seller and Buyer shall be continuing and shall be true and correct on and as of the date of Closing with the same force and effect as if made at that time; further, except as hereinafter provided, all of such representations and warranties shall survive the Closing and the delivery of the Assignments. The provisions of, and the obligations of the parties under, ARTICLE VI (to the extent the same are, by mutual agreement, not performed at Closing), and ARTICLES VII through X inclusive shall survive the Closing and the delivery of the Preferred Shares.

         SECTION 10.2. FURTHER ASSURANCES. From time to time after the Closing, at the request of any party hereto and without further consideration, Seller, on the one hand, and Buyer, on the other hand, shall execute and deliver to the requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

         SECTION 10.3. BINDING EFFECT; SUCCESSORS AND ASSIGNS. The Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. No party hereto shall have the right to assign its rights under this Agreement without the prior written consent of the other party.

         SECTION 10.4. EXPENSES. Seller shall bear and pay all expenses incurred by Buyer or Seller in connection with the transaction contemplated by this Agreement.

         SECTION 10.5. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter.

         SECTION 10.6. PUBLIC STATEMENTS. Seller, on the one hand, and Buyer, on the other hand, shall consult with each other with regard to all publicity and other releases at or prior to Closing concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither Seller, on the one hand, nor Buyer, on the other hand, shall issue any publicity or other release without the prior consent of the other.

         SECTION 10.7.  WAIVER OF SPECIAL DAMAGES; WAIVER OF JURY TRIAL.

(A) EACH OF SELLER AND BUYER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES AND RELEASES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE
         TO CLAIM OR RECOVER ANY "SPECIAL DAMAGES", AS DEFINED BELOW, FROM THE OTHER IN RESPECT OF ANY LITIGATION (INCLUDING ARBITRATION PROCEEDINGS) BASED ON, OR DIRECTLY OR INDIRECTLY
         AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY ACTIONS, FAILURES TO ACT, OR EVENTS AT ANY TIME OCCURRING (WHETHER BEFORE, AT OR AFTER THE EFFECTIVE DATE HEREOF) WHICH IN ANY WAY RELATE TO (I) THIS AGREEMENT OR ARE OTHERWISE BASED HEREON, (II) ANY OTHER TRANSACTIONS OF ANY KIND AMONG SELLER AND/OR ANY OF ITS AFFILIATES, ON THE ONE HAND, AND BUYER AND/OR

         ANY OF ITS AFFILIATES, ON THE OTHER HAND, OR (III) ANY ACTUAL OR ALLEGED NEGOTIATIONS, DISCUSSIONS, REPRESENTATIONS,
         WARRANTIES, PROMISES, OR OTHER UNDERTAKINGS BY ANY PARTY
         HERETO IN CONNECTION WITH ANY OF THE FOREGOING.  AS USED IN
         THIS LETTER "SPECIAL DAMAGES" INCLUDES ALL SPECIAL,
         CONSEQUENTIAL, EXEMPLARY, STATUTORY OR PUNITIVE DAMAGES
         (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS
         OR FUNDS WHICH ANY PARTY HERETO HAS IN ANY DOCUMENT OR
         INSTRUMENT EXPRESSLY PROMISED TO PAY OR DELIVER.

(B) EACH OF SELLER AND BUYER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT
         NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH, AND CERTIFIES THAT NEITHER SELLER NOR
         BUYER NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL THEREFOR
         HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE
         THE WAIVERS IN THIS PARAGRAPH AND THE FOREGOING PARAGRAPH,
         AND ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY
         BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AND
         CERTIFICATIONS CONTAINED IN THIS SECTION 10.8.

         SECTION 10.8. AMENDMENTS. This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the parties hereto.

         SECTION 10.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         SECTION 10.10. COUNTERPARTS. This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Buyer and Seller to sign the same counterpart.

         SECTION 10.11. COMMISSIONS.

         (a) Seller agrees to indemnify and hold harmless Buyer from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Seller with any broker or finder in connection with this Agreement or the transactions contemplated hereby.

         (b) Buyer agrees to indemnify and hold harmless Seller from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Buyer with any broker or finder in connection with this Agreement or the transactions contemplated hereby.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

                           "SELLER":

                           BENZ ENERGY INC.

                           By:
                              -------------------------------------------------
                                   Prentis B. Tomlinson, Jr., President

                           "BUYER":

                           ENCAP EQUITY 1996 LIMITED PARTNERSHIP

                           By:     EnCap Investments L.L.C., General Partner

                           By:
                              -------------------------------------------------
                                   Robert L. Zorich, Managing Director

                           ENERGY CAPITAL INVESTMENT COMPANY PLC

                           By:
                              -------------------------------------------------
                                   Gary R. Petersen, Director

                                 EXHIBIT 5.1(d)
              OPINION OF LANIER YEATES, A PROFESSIONAL CORPORATION,
                               COUNSEL FOR SELLER

                            [Attach form of Opinion]

                                   EXHIBIT 6.3
                               WIRING INSTRUCTIONS

                                                              EnCap LP          ECIC             Total
                                                              --------          ----             -----
To:      Benz Energy Inc.                                     $2,863,207.96     $954,402.66      $3,817,610.62

         Wiring Information:

         Bank One, Texas, N.A.
         ABA No.:111000614
         Account No.:1824136160
         Reference: Texstar Petroleum

To:      Thompson & Knight, L.L.P.                            $118,792.04       $39,597.34       $158,389.38

         Wiring Information:

         Thompson & Knight Operating Account
         Bank of America, N. A.
         Dallas, Texas 75201
         ABA: No.: 111000025
         Account No.: 1254815513
         Reference:  EnCap/Benz 24090/09728 and 09733

To:      McDavid, Noblin & West PLC                           $8,250            $2,750           $11,000

         Wiring Information:

         Trustmark National Bank
         ABA No.:065300279
         Account No.: 1009691390
         Account Name: McDavid Noblin & West PLC

To:      Wellspring Partners                                  $9,750            $3,250           $13,000

         Wiring Information:

         Comerica Bank-Texas
         Dallas, Texas
         ABA No. 111000753
         Account No. 7831065821
         Account Name: Wellspring Partners
                                                              ==========        ==========       ==========
TOTAL                                                         $3,000,000        $1,000,000       $4,000,000